Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. §1350, as adopted pursuant to
§906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with Securities and Exchange Commission of the Annual Report of Hemagen Diagnostics, Inc. on Form 10-KSB for the period ending September 30, 2006, (the “Report”), I, William P. Hales, President, CEO and Acting Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ William P. Hales
William P. Hales
President, CEO and Acting Principal Financial Officer

January 18, 2007